Exhibit 10.1

2022 PERFORMANCE PLAN

OF

THE GOODYEAR TIRE & RUBBER COMPANY

(Amended and Restated as of April 14, 2025)

1. PURPOSE.

The purposes of the 2022 Performance Plan of The Goodyear Tire & Rubber Company (the “Plan”) are to advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and reward highly qualified officers and other selected employees, to motivate officers and other selected employees to achieve business objectives established to promote the long term growth, profitability and success of the Company, and to encourage ownership of the Common Stock of the Company by participating officers, other selected employees and non-employee directors. The Plan authorizes performance-based stock and cash incentive compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance grants, and other stock-based grants.

2. DEFINITIONS.

For the purposes of the Plan, the following terms shall have the following meanings:

(a) “AWARD” means any Stock Option, Stock Appreciation Right, Restricted Stock Grant, Performance Grant or Stock-Based Grant granted pursuant to the Plan.

(b) “BOARD OF DIRECTORS” means the Board of Directors of the Company.

(c) “CHANGE IN CONTROL” has the meaning set forth in Section 14(b) hereof.

(d) “CODE” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, together with the published rulings, regulations and interpretations duly promulgated thereunder.

(e) “COMMITTEE” means the committee of the Board of Directors established and constituted as provided in Section 5 of the Plan.

(f) “COMMON STOCK” means the common stock, without par value, of the Company, or any security issued by the Company in substitution or exchange therefor or in lieu thereof.

(g) “COMMON STOCK EQUIVALENT” means a Unit (or fraction thereof, if authorized by the Committee) substantially equivalent to a hypothetical share of Common Stock, credited to a Participant and having a value at any time equal to the Fair Market Value of a share of Common Stock (or such fraction thereof) at such time.

(h) “COMPANY” means The Goodyear Tire & Rubber Company, an Ohio corporation, or any successor corporation.

(i) “DATE OF GRANT” means the date as of which an Award is determined to be effective as designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee.

(j) “DIRECTOR” means any individual who is a member of the Board of Directors and who is not an Employee at the relevant time.

(k) “DIVIDEND EQUIVALENT” means, in respect of a Common Stock Equivalent, Performance Grant, Stock-Based Grant or Restricted Stock Unit and with respect to each dividend payment date for the Common Stock, an amount equal to the cash dividend on one share of Common Stock payable on such dividend payment date. No Dividend Equivalents shall relate to, or be granted with respect to, shares of Common Stock underlying a Stock Option or Stock Appreciation Right.

(l) “EMPLOYEE” means any individual, including any officer of the Company, who is on the active payroll of the Company or a Subsidiary at the relevant time.

(m) “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended and in effect from time to time, including all rules and regulations promulgated thereunder.

(n) “FAIR MARKET VALUE” means, in respect of any date on or as of which a determination thereof is being or to be made, the closing market price of the Common Stock reported on the Nasdaq Global Select Market on such date, or, if the Common Stock was not traded on such date, on the next preceding day on which sales of shares of the Common Stock were reported on the Nasdaq Global Select Market.

(o) “INCENTIVE STOCK OPTION” means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422(b) of the Code.

(p) “NON-QUALIFIED STOCK OPTION” means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

(q) “PARTICIPANT” means any Employee or Director who receives an Award under the Plan.

(r) “PERFORMANCE AWARD” has the meaning set forth in Section 9(a) hereof.

(s) “PERFORMANCE GOALS” mean, with respect to any Award granted pursuant to the Plan, the one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measure during the specified Performance Period, all as set forth in the related grant agreement.

(t) “PERFORMANCE GRANT” means an Award granted pursuant to Section 9 of the Plan which is contingent on the achievement of specific Performance Goals during a Performance Period, determined using a specific Performance Measure, all as specified in the grant agreement relating thereto.

(u) “PERFORMANCE MEASURE” means, with respect to any applicable Award granted pursuant to the Plan, one or more of the criteria selected by the Committee pursuant to Section 11 of the Plan for the purpose of establishing, and measuring attainment of, Performance Goals for a Performance Period in respect of such Award, as provided in the related grant agreement.

(v) “PERFORMANCE PERIOD” means, with respect to any applicable Award granted pursuant to the Plan, the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select during which the attainment of one or more Performance Goals will be measured to determine whether, and the extent to which, a Participant is entitled to receive payment of such Award.

(w) “PLAN” means this 2022 Performance Plan of the Company, as set forth herein and as may be amended, or amended and restated, from time to time in accordance with the terms hereof. This Plan was last amended and restated effective as of April 14, 2025.

(x) “PRIOR AWARD” means any award or grant made pursuant to a Prior Plan that is outstanding and unexercised on the effective date of the Plan.

(y) “PRIOR PLAN” means the Company’s 2008 Performance Plan, 2013 Performance Plan or 2017 Performance Plan, as amended from time to time in accordance with the terms thereof.

(z) “RESTRICTED STOCK” means shares of Common Stock issued pursuant to a Restricted Stock Grant under Section 8 of the Plan, for so long as such shares remain subject to the restrictions and conditions specified in the grant agreement pursuant to which such Restricted Stock Grant is made.

(aa) “RESTRICTED STOCK GRANT” means an Award granted pursuant to the provisions of Section 8 of the Plan.

(bb) “RESTRICTED STOCK UNIT” means a Unit issued pursuant to a Restricted Stock Grant under Section 8 of the Plan, for so long as such Unit remains subject to the restrictions and conditions specified in the grant agreement pursuant to which such Restricted Stock Grant is made and until payment thereof.

(cc) “STOCK APPRECIATION RIGHT” means an Award in the form of a right to benefit from the appreciation of the Common Stock made pursuant to Section 7 of the Plan.

(dd) “STOCK-BASED GRANT” has the meaning set forth in Section 10(a) hereof.

(ee) “STOCK OPTION” means and includes any Non-Qualified Stock Option and any Incentive Stock Option granted pursuant to Section 6 of the Plan.

(ff) “SUBSIDIARY” means any corporation or entity in which the Company directly or indirectly owns or controls securities having a majority of the voting power of such corporation or entity; provided, however, that (i) for purposes of determining whether any Employee may be a Participant with respect to any Award of Incentive Stock Options, the term “Subsidiary” means a “subsidiary corporation” (within the meaning of Section 424(f) of the Code); and (ii) for purposes of determining whether any individual may be a Participant with respect to any Award of Stock Options or Stock Appreciation Rights that are intended to be exempt from Section 409A of the Code, the term “Subsidiary” means any corporation or other entity as to which the Company is an “eligible issuer of service recipient stock” (within the meaning of Section 409A of the Code).

(gg) “SUBSTITUTE AWARDS” means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

(hh) “UNIT” means a bookkeeping entry used by the Company to record and account for the grant, settlement or, if applicable, deferral of an Award until such time as such Award is paid, canceled, forfeited or terminated, as the case may be, which, except as otherwise specified by the Committee, shall be equal to one Common Stock Equivalent.

3. EFFECTIVE DATE; TERM.

(a) EFFECTIVE DATE. The Plan was approved by the Board of Directors on March 1, 2022 and became effective on April 11, 2022, which is the date that the shareholders of the Company initially approved the Plan. The Board of Directors approved an amendment and restatement of the Plan, as set forth herein, on February 25, 2025, which amended and restated Plan shall become effective as of the date it is approved by the shareholders of the Company at the 2025 annual meeting of shareholders or any adjournments thereof.

(b) TERM. The Plan shall remain in effect through February 28, 2032, unless sooner terminated by the Board of Directors. Termination of the Plan shall not affect Awards then outstanding.

4. SHARES OF COMMON STOCK SUBJECT TO PLAN.

(a) MAXIMUM NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN. The maximum aggregate number of shares of Common Stock which may be granted pursuant to Awards under the Plan, subject to Sections 4(b) and 4(c) of the Plan, shall be 33,400,000. Any shares of Common Stock that are subject to Awards of Stock Options or Stock Appreciation Rights shall be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted. Any shares of Common Stock that are subject to Awards other than Stock Options or Stock Appreciation Rights shall be counted against this limit as 2.00 shares of Common Stock for every one (1) share of Common Stock granted. The shares of Common Stock which may be issued under the Plan may be authorized and unissued shares or issued shares reacquired by the Company. No fractional share of Common Stock shall be issued under the Plan. Awards of fractional shares of Common Stock, if any, shall be settled in cash.

Of the maximum aggregate number of shares of Common Stock which may be granted pursuant to Awards under the Plan, a total of 1,670,000 shares of Common Stock may be granted pursuant to Awards that are not subject to the minimum vesting requirements set forth in Sections 6(e), 7(c), 8(c), 9(a) or 10(c) of the Plan (which number equals 5% of the total number of shares of Common Stock reserved for issuance or delivery under Section 4(a) of the Plan).

(b) CHARGING OF SHARES. Shares of Common Stock subject to an Award or a Prior Award (other than a Substitute Award) that expires according to its terms or is forfeited, terminated, canceled or surrendered, in each case, without having been exercised or is settled, or can be paid only, in cash, and any shares of Common Stock subject to an Award or a Prior Award (other than a Stock Option or Stock Appreciation Right) that is surrendered in payment of the taxes associated with the vesting or settlement of such Award or Prior Award, will be available again for grant under the Plan, without reducing the number of shares of Common Stock that may be subject to Awards or that are available for the grant of Awards under the Plan and, with respect to Prior Awards under a Prior Plan, will become available for grant under the Plan, thereby increasing the number of shares of Common Stock that may be subject to Awards or that are available for the grant of Awards under the Plan. In no event shall (i) any shares of Common Stock subject to a Stock Option that is canceled upon the exercise of a tandem Stock Appreciation Right granted under the Plan or a Prior Plan, (ii) any shares of Common Stock subject to an Award or a Prior Award that is surrendered in payment of the exercise price of a Stock Option or in payment of taxes associated with the exercise of Stock Options or Stock Appreciation Rights granted under the Plan or a Prior Plan, (iii) any shares of Common Stock subject to a Stock Appreciation Right granted under the Plan or a Prior Plan that are not issued in connection with the stock settlement of the Stock Appreciation Right upon the exercise thereof, or (iv) any shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options under the Plan or a Prior Plan, become available for grant under the Plan pursuant to this paragraph. Any shares of Common Stock that become available for grant pursuant to this paragraph shall be added back (i) as one (1) share of Common Stock if such shares were subject to Stock Options or Stock Appreciation Rights granted under the Plan or were subject to stock options or stock appreciation rights granted under a Prior Plan, and (ii) as 2.00 shares of Common Stock if such shares were subject to Awards other than Stock Options or Stock Appreciation Rights granted under the Plan or were subject to Prior Awards other than stock options or stock appreciation rights granted under a Prior Plan.

Any Substitute Awards granted by the Company will not reduce the number of shares of Common Stock available for Awards under the Plan and will not count against the limits specified in Section 4(a) above. Available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan (subject to applicable stock exchange requirements) and do not reduce the maximum number of shares under the Plan.

Units that represent deferred compensation, and shares of Common Stock issued in payment of deferred compensation, will not reduce the number of shares of Common Stock that may be subject to Awards or that are available for the grant of Awards under the Plan, except to the extent of matching or other related grants by the Company or any discount in the price used to convert the deferred compensation into Units or shares of Common Stock.

(c) ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to prevent dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum share limitations applicable to certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Stock Options and Stock Appreciation Rights. In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board of Directors shall make such equitable substitutions or adjustments to prevent dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum share limitations applicable to certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Stock Options and Stock Appreciation Rights. In the case of Corporate Transactions, such adjustments may include, without limitation, the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board of Directors in its sole discretion. In no event shall any adjustment be required under this Section 4(c) if the Committee determines that such action could cause an Award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Section 409A in respect of an outstanding Award. For the avoidance of doubt, any action permitted under this Section 4(c) may be taken without the need for the consent of any Participant.

(d) LIMIT ON AWARDS TO DIRECTORS. Notwithstanding any other provision of the Plan to the contrary, the sum of (i) the aggregate grant date fair value (computed as of the Date of Grant in accordance with applicable financial accounting rules) of all Awards granted to any single Director during any single calendar year, plus (ii) the aggregate amount of any cash retainers and fees payable during such calendar year to the Director pursuant to the Company’s Director compensation program in effect from time to time, shall not exceed $750,000.

5. ADMINISTRATION.

(a) THE COMMITTEE. The Plan shall be administered by the Human Capital and Compensation Committee appointed from time to time by the Board of Directors and comprised of not less than three of the then members of the Board of Directors who qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act and as “independent directors” for purposes of the rules and regulations of the Nasdaq Global Select Market. The Company shall make and administer Awards under the Plan in accordance with the terms and conditions specified by the Committee, which terms and conditions shall be set forth in grant agreements and/or other instruments in such forms as the Committee shall approve.

(b) COMMITTEE POWERS. The Committee shall have full power and authority to operate and administer the Plan in accordance with its terms. The powers of the Committee include, but are not limited to, the power to: (i) select Participants from among the Employees and Directors (it being understood that no Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards); (ii) establish the types of, and the terms and conditions of, all Awards made under the Plan, subject to any applicable limitations set forth in, and consistent with the express terms of, the Plan; (iii) make grants of and pay or otherwise effect Awards subject to, and consistent with, the express provisions of the Plan; (iv) establish Performance Goals, Performance Measures and Performance Periods, subject to, and consistent with, the express provisions of the Plan; (v) reduce the amount of any Award, without the consent of any Participant; (vi) prescribe the form or forms of grant agreements and other instruments evidencing Awards under the Plan; (vii) pay and to defer payment of Awards on such terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall determine; (viii) direct the Company to make conversions, accruals and payments pursuant to the Plan; (ix) construe and interpret the Plan and make any determination of fact incident to the operation of the Plan; (x) promulgate, amend and rescind rules and regulations relating to the implementation, operation and administration of the Plan; (xi) adopt such modifications, procedures and subplans as may be necessary or appropriate to comply with the laws of other countries with respect to Participants or prospective Participants employed in such other countries; (xii) delegate to other persons the responsibility for performing administrative or ministerial acts in furtherance of the Plan; (xiii) delegate to one or more officers (as that term is defined in Rule 16a-1(f) under the Exchange Act) of the Company the ability to make Awards under the Plan, provided that no such Awards may be made to officers or Directors; (xiv) engage the services of persons and firms, including banks, consultants and insurance companies, in furtherance of the Plan’s activities; and (xv) make all other determinations and take all other actions as the Committee may deem necessary or advisable for the administration and operation of the Plan. The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or individuals who are eligible to receive, Awards.

(c) COMMITTEE’S DECISIONS FINAL. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan, and of any grant agreement, shall be final, conclusive and binding upon all Participants, and all persons claiming through Participants, affected thereby.

(d) ADMINISTRATIVE ACCOUNTS. For the purpose of accounting for Awards deferred as to payment, the Company shall establish bookkeeping accounts expressed in Units bearing the name of each Participant receiving such Awards. Each account shall be unfunded, unless otherwise determined by the Committee in accordance with Section 16(e) of the Plan.

(e) AUTHORITY OF THE BOARD OF DIRECTORS. The Board of Directors may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board of Directors has reserved any such authority or responsibility or during any time that the Board of Directors is acting as administrator of the Plan, the Board of Directors shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 5(e)) shall include the Board of Directors. To the extent that any action of the Board of Directors under the Plan conflicts with any action taken by the Committee, the action of the Board of Directors shall control.

6. STOCK OPTIONS.

(a) IN GENERAL. Options to purchase shares of Common Stock may be granted under the Plan and may be Incentive Stock Options or Non-Qualified Stock Options. All Stock Options shall be subject to the terms and conditions of this Section 6 and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall determine. Stock Options may be granted in addition to, or in tandem with or independent of, Stock Appreciation Rights or other Awards under the Plan.

(b) ELIGIBILITY AND LIMITATIONS. Any Employee or Director may be granted Stock Options. The Committee shall determine, in its discretion, the Employees and Directors to whom Stock Options will be granted, the timing of such Awards, and the number of shares of Common Stock subject to each Stock Option granted, provided that (i) the maximum aggregate number of shares of Common Stock which may be issued and delivered upon the exercise of Incentive Stock Options shall be 33,400,000, (ii) Incentive Stock Options may only be granted to Employees, and (iii) in respect of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option becomes exercisable for the first time by an Employee during any calendar year shall not exceed $100,000, or such other limit as may be required by the Code, except that, if authorized by the Committee and provided for in the related grant agreement, any portion of any Incentive Stock Option that cannot be exercised as such because of this limitation will be converted into and exercised as a Non-Qualified Stock Option. In no event, without the approval of the Company’s shareholders, shall any Stock Option (i) be granted to a Participant in exchange for the Participant’s agreement to the cancellation of one or more Stock Options then held by such Participant if the exercise price of the new Award is lower than the exercise price of the Award to be cancelled, (ii) be amended to reduce the exercise price, or (iii) be cancelled in exchange for another Award or a cash payment. The immediately preceding sentence is intended to prohibit the repricing of “underwater” Stock Options without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 4(c) of the Plan.

(c) OPTION EXERCISE PRICE. The per share exercise price of each Stock Option granted under the Plan shall be determined by the Committee prior to or at the time of grant, but in no event shall the per share exercise price of any Stock Option be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant of such Stock Option, except for Substitute Awards provided for in Section 16(b) of the Plan.

(d) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, except that in no event shall the term of any Stock Option exceed ten years from the Date of Grant.

(e) EXERCISABILITY. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the Date of Grant. Except for Substitute Awards, upon a Change in Control, and in certain limited situations (including the death, disability or retirement of the Participant) as designated by the Committee in the applicable grant agreement, Stock Options shall be subject to a minimum vesting period of at least one (1) year measured from the Date of Grant; provided that this minimum vesting provision shall not apply to Stock Options that are counted against the sub-limit set forth in the last paragraph of Section 4(a) of the Plan. No Stock Option may be exercised unless the holder thereof is at the time of such exercise an Employee or Director and has been continuously an Employee or Director since the Date of Grant, except that the Committee may permit the exercise of any Stock Option for any period following the Participant’s termination of employment or service not in excess of the original term of the Stock Option on such terms and conditions as it shall deem appropriate and specify in the related grant agreement.

(f) METHOD OF EXERCISE. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash or through any other method(s) of payment approved by the Committee, as set forth in the applicable grant agreement.

7. STOCK APPRECIATION RIGHTS.

(a) IN GENERAL. Stock Appreciation Rights in respect of shares of Common Stock may be granted under the Plan alone, in tandem with, in addition to or independent of a Stock Option or other Award under the Plan. Except for Substitute Awards provided for in Section 16(b) of the Plan, a Stock Appreciation Right entitles a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Appreciation Right, or such other higher price as may be set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) ELIGIBILITY AND LIMITATIONS. Any Employee or Director may be granted Stock Appreciation Rights. The Committee shall determine, in its discretion, the Employees and Directors to whom Stock Appreciation Rights will be granted, the timing of such Awards and the number of shares of Common Stock in respect of which each Stock Appreciation Right is granted. In no event, without the approval of the Company’s shareholders, shall any Stock Appreciation Right (i) be granted to a Participant in exchange for the Participant’s agreement to the cancellation of one or more Stock Appreciation Rights then held by such Participant if the exercise price of the new Award is lower than the exercise price of the Award to be cancelled, (ii) be amended to reduce the exercise price, or (iii) be cancelled in exchange for another Award or a cash payment. The immediately preceding sentence is intended to prohibit the repricing of “underwater” Stock Appreciation Rights without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 4(c) of the Plan.

(c) TERM; EXERCISABILITY; EXERCISE; FORM OF PAYMENT. The term of each Stock Appreciation Right shall be fixed by the Committee; except that in no event shall the term of any Stock Appreciation Right exceed ten years from the Date of Grant. A Stock Appreciation Right may be exercised by a Participant at such time or times and in such manner as shall be authorized by the Committee and set forth in the related grant agreement. Except for Substitute Awards, upon a Change in Control, and in certain limited situations (including the death, disability or retirement of the Participant) as designated by the Committee in the applicable grant agreement, Stock Appreciation Rights shall be subject to a minimum vesting period of at least one (1) year measured from the Date of Grant; provided that this minimum vesting provision shall not apply to Stock Appreciation Rights that are counted against the sub-limit set forth in the last paragraph of Section 4(a) of the Plan. The Committee may provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates. No Stock Appreciation Right may be exercised unless the holder thereof is at the time of exercise an Employee or Director and has been continuously an Employee or Director since the Date of Grant, except that the Committee may permit the exercise of any Stock Appreciation Right for any period following the Participant’s termination of employment or service not in excess of the original term of the Stock Appreciation Right on such terms and conditions as it shall deem appropriate and specify in the related grant agreement. A Stock Appreciation Right may be exercised, in whole or in part, by giving the Company a written notice specifying the number of shares of Common Stock in respect of which the Stock Appreciation Right is to be exercised. Stock Appreciation Rights may be paid upon exercise in cash, in shares of Common Stock, or in any combination of cash and shares of Common Stock as determined by the Committee. With respect to any Stock Appreciation Rights granted in tandem with a Stock Option, the tandem Stock Appreciation Rights may be exercised only at a time when the related Stock Option is also exercisable and at a time when the “spread” is positive, and by surrender of the related Stock Option for cancellation.

8. RESTRICTED STOCK GRANTS.

(a) IN GENERAL. A Restricted Stock Grant is the issue of shares of Common Stock or Units in the name of an Employee or Director, which issuance is subject to such terms and conditions as the Committee shall deem appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares or Units and the requirement that the Employee or Director forfeit such shares or Units back to the Company (i) upon termination of employment or service for specified reasons within a specified period of time, (ii) if any specified Performance Goals are not achieved during a specified Performance Period, or (iii) if such other conditions as the Committee may specify are not satisfied.

(b) ELIGIBILITY AND TERMS. Any Employee or Director may receive a Restricted Stock Grant. The Committee, in its sole discretion, shall determine whether a Restricted Stock Grant shall be made, the Employee or Director to receive the Restricted Stock Grant, whether the Restricted Stock Grant will consist of Restricted Stock or Restricted Stock Units, or both, and the conditions and restrictions imposed on the Restricted Stock Grant.

(c) RESTRICTION PERIOD. Restricted Stock Grants shall provide that in order for a Participant to receive shares of Common Stock or Units free of restrictions, the Participant must remain an Employee or Director of the Company or its Subsidiaries for a period of time specified by the Committee (the “Restriction Period”). The Committee may also establish one or more Performance Goals that are required to be achieved during one or more Performance Periods within the Restriction Period as a condition to the lapse of the restrictions. Except for Substitute Awards, upon a Change in Control, and in certain limited situations (including the death, disability or retirement of the Participant) as designated by the Committee in the applicable grant agreement, Restricted Stock Grants shall be subject to a minimum Restriction Period of at least one (1) year measured from the Date of Grant; provided that this minimum vesting provision shall not apply to Restricted Stock Grants that are counted against the sub-limit set forth in the last paragraph of Section 4(a) of the Plan.

(d) RESTRICTIONS. The following restrictions and conditions shall apply to each Restricted Stock Grant during the Restriction Period: (i) the Participant may not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of or realize on the shares of Common Stock or Units subject to the Restricted Stock Grant; and (ii) the shares of the Common Stock issued as Restricted Stock or the Restricted Stock Units shall be forfeited to the Company if the Participant for any reason ceases to be an Employee or Director prior to the end of the Restriction Period, except due to circumstances specified in the related grant agreement or otherwise approved by the Committee. Unless otherwise directed by the Committee, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares of Common Stock, or (ii) all uncertificated shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock. The Committee may, in its sole discretion, include such other restrictions and conditions as it may deem appropriate.

(e) PAYMENT. Upon expiration of the Restriction Period and if all conditions have been satisfied and any applicable Performance Goals attained, the shares of the Restricted Stock will be made available to the Participant or the Restricted Stock Units will be converted to an equivalent number of shares of Common Stock and reflected in the account of the Participant, free of all restrictions; provided, that the Committee may, in its discretion, require (i) the further deferral of any Restricted Stock Units beyond the initially specified Restriction Period, and (ii) that the Participant receive a cash payment in lieu of delivery of shares of Common Stock under Restricted Stock Units.

(f) RIGHTS AS A SHAREHOLDER. A Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and, except as otherwise provided herein, to receive any cash dividends paid thereon. A Participant shall not have, with respect to Restricted Stock Units, any voting or other rights of a shareholder of the Company, but unless otherwise determined by the Committee shall have the right to receive Dividend Equivalents. Notwithstanding the foregoing, any dividends or Dividend Equivalents with respect to any Restricted Stock Grants shall be accumulated or deemed reinvested in additional Restricted Stock or Restricted Stock Units until the applicable Award is earned and vested, and such dividends or Dividend Equivalents shall not be paid if the applicable Performance Goals, if any, and other vesting conditions are not satisfied.

9. PERFORMANCE GRANTS.

(a) ELIGIBILITY AND TERMS. The Committee may grant to Employees the prospective contingent right, expressed in Units, to receive payments of shares of Common Stock, cash or any combination thereof, with each Unit equivalent in value to one share of Common Stock, or equivalent to such other value or monetary amount as may be designated or established by the Committee (“Performance Grants”), based upon the achievement of Performance Goals over a specified Performance Period. The Committee shall, in its sole discretion, determine the Employees eligible to receive a Performance Grant and establish the applicable Performance Periods, Performance Measures and Performance Goals in respect of such Performance Grant. Except for Substitute Awards, upon a Change in Control, and in certain limited situations (including the death, disability or retirement of the Participant) as designated by the Committee in the applicable grant agreement, Performance Grants that are settled in shares of Common Stock shall be subject to a minimum vesting period of at least one (1) year measured from the Date of Grant; provided that this minimum vesting provision shall not apply to Performance Grants that are counted against the sub-limit set forth in the last paragraph of Section 4(a) of the Plan. The number of shares of Common Stock and/or the amount of cash earned and payable in settlement of a Performance Grant shall be determined at the end of the Performance Period (a “Performance Award”). The Committee may, in its sole discretion, provide for the payment of Dividend Equivalents with respect to Performance Grants; provided that any such Dividend Equivalents shall be accumulated or deemed reinvested in additional Units until the applicable Award is earned and vested, and such Dividend Equivalents shall not be paid if the Performance Goals and any other applicable vesting conditions are not satisfied.

(b) FORM OF GRANTS. Performance Grants may be made on such terms and conditions not inconsistent with the Plan, and in such form or forms, as the Committee may from time to time approve. Performance Grants may be made alone, in addition to, in tandem with, or independent of other Awards under the Plan. Subject to the terms of the Plan, the Committee shall, in its discretion, determine the number of Units subject to each Performance Grant made to a Participant and the Committee may impose different terms and conditions on any particular Performance Grant made to any Participant. The Performance Goals, the Performance Period or Periods, and the Performance Measures applicable to a Performance Grant shall be set forth in the relevant grant agreement.

(c) PAYMENT OF AWARDS. Each Participant shall be entitled to receive payment in an amount equal to the aggregate Fair Market Value (if the Unit is equivalent to a share of Common Stock), or such other value as the Committee shall specify, of the Units earned in respect of such Performance Award. Payment in settlement of a Performance Award may be made in shares of Common Stock, in cash, or in any combination of Common Stock and cash, and at such time or times, as the Committee, in its discretion, shall determine.

10. OTHER STOCK-BASED GRANTS.

(a) IN GENERAL. The Committee may grant other Awards pursuant to which Common Stock is, or in the future may be, acquired by Participants, and other Awards to Participants denominated in Common Stock Equivalents or other Units (“Stock-Based Grants”). Such Stock-Based Grants may be made alone, in addition to, in tandem with, or independent of other Awards under the Plan, including, without limitation, unrestricted shares of Common Stock. The Committee may make Stock-Based Grants as a bonus or in lieu of other compensation to a Participant, or may make Stock-Based Grants in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property (including Common Stock) under a deferred compensation plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee in a manner that complies with Section 409A of the Code.

(b) ELIGIBILITY AND TERMS. The Committee may make Stock-Based Grants to Employees or Directors. Subject to the provisions of the Plan, the Committee shall have authority to determine the Employees and Directors to whom, and the time or times at which, Stock-Based Grants will be made, the number of shares of Common Stock, if any, to be subject to or covered by each Stock-Based Grant, and any and all other terms and conditions of each Stock-Based Grant. The Committee may, in its sole discretion, provide for the payment of Dividend Equivalents with respect to Stock-Based Grants, provided that any Dividend Equivalents with respect to Stock-Based Grants shall be accumulated or deemed reinvested in additional Common Stock Equivalents or Units until the applicable Award is earned and vested, and such Dividend Equivalents shall not be paid if the applicable Performance Goals, if any, and other vesting conditions are not satisfied.

(c) RESTRICTION PERIOD. Except for Substitute Awards, upon a Change in Control, and in certain limited situations (including the death, disability or retirement of the Participant) as designated by the Committee in the applicable grant agreement, Stock-Based Grants that are settled in shares of Common Stock shall be subject to a minimum vesting period of at least one (1) year measured from the Date of Grant; provided that this minimum vesting provision shall not apply to Stock-Based Grants that are counted against the sub-limit set forth in the last paragraph of Section 4(a) of the Plan.

(d) FORM OF GRANTS; PAYMENT OF AWARDS. Stock-Based Grants may be made in such form or forms and on such terms and conditions, including the attainment of specific Performance Goals, as the Committee, in its discretion, shall approve. Payment of Stock-Based Awards may be made in cash, in shares of Common Stock, or in any combination of cash and shares of Common Stock, and at such time or times, as the Committee, in its discretion, shall determine.

11. AWARDS SUBJECT TO THE ATTAINMENT OF PERFORMANCE GOALS.

Each Performance Grant and each other Award subject to the attainment of Performance Goals shall specify the Performance Goals, Performance Period and Performance Measures to which such Award is subject. The Performance Goals and Performance Period shall be established by the Committee in its sole discretion. The Committee shall establish one or more Performance Measures for each Performance Period for determining the portion of the Award which will be earned or forfeited based on the extent to which the Performance Goals are achieved or exceeded. The term Performance Measures includes one or more of the criteria established pursuant to the Plan for Participants who have received Performance Grants or other Awards subject to the attainment of Performance Goals. Any Performance Measures that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established (or at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP. The Performance Measures may be calculated before or after taxes, interest, depreciation, amortization, discontinued operations, effect of accounting changes, acquisition expenses, restructuring expenses, items that are unusual in nature or infrequent in occurrence, extraordinary items, non-operating items or unusual charges, as determined by the Committee at the time the Performance Measures are established (or at any time thereafter). Performance Goals may be established on a corporate-wide basis, with respect to one or more business units, divisions, subsidiaries or business segments and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Performance Goals may include minimum, maximum and target levels of performance, with the size of the Performance Award or other payout of the Award based on the level attained. In the event of a Corporate Transaction or a Share Change (as such terms are defined in Section 4(c)), the Committee may make such adjustments to the Performance Goals and Performance Measures applicable to outstanding Awards as it deems appropriate and equitable without Participant consent.

12. DEFERRALS.

To the extent permitted by Section 409A of the Code, the Committee may, whether at the time of grant or at any time thereafter prior to payment or settlement, require a Participant to defer, or permit (subject to such conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or shares of Common Stock that would otherwise be due to such Participant in payment or settlement of any Award under the Plan. If any such deferral is required by the Committee (or is elected by the Participant with the permission of the Committee), the Committee shall establish rules and procedures for such payment deferrals. The Committee may provide for the payment or crediting of interest, at such rate or rates as it shall in its discretion deem appropriate, on such deferred amounts credited in cash and the payment or crediting of Dividend Equivalents in respect of deferred amounts credited in Common Stock Equivalents or Restricted Stock Units. Deferred amounts may be paid in a lump sum or in installments in the manner and to the extent permitted, and in accordance with rules and procedures established, by the Committee. This Section 12 shall not apply to any grant of Stock Options or Stock Appreciation Rights that are intended to be exempt from Section 409A of the Code.

13. NON-TRANSFERABILITY OF AWARDS.

No Award under the Plan, and no right or interest therein, shall be (a) assignable, alienable or transferable by a Participant, except by will or the laws of descent and distribution, (b) subject to any obligation, or the lien or claims of any creditor, of any Participant, or (c) subject to any lien, encumbrance or claim of any party made in respect of or through any Participant, however arising. During the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by, and shares of Common Stock issued upon the exercise of Stock Options and Stock Appreciation Rights or in settlement of other Awards will be issued only to, and other payments in settlement of any Award will be payable only to, the Participant or his or her legal representative. The Committee may, in its sole discretion, authorize written designations of beneficiaries and authorize Participants to designate beneficiaries with the authority to exercise Stock Options and Stock Appreciation Rights granted to a Participant in the event of his or her death. Notwithstanding the foregoing, the Committee may, in its sole discretion and on and subject to such terms and conditions as it shall deem appropriate, which terms and conditions shall be set forth in the related grant agreement: (i) authorize a Participant to transfer all or a portion of any Award other than an Incentive Stock Option made to such Participant; provided, that in no event shall any transfer be made to any person or persons other than such Participant’s spouse, children or grandchildren, or a trust or partnership (or other legal entity which the Committee may approve) for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration; and (ii) provide for the transferability of a particular Award other than an Incentive Stock Option pursuant to a domestic relations order. All other transfers and any retransfer by any permitted transferee are prohibited and any such purported transfer shall be null and void. Each Award which becomes the subject of a permitted transfer (and the Participant to whom it was granted by the Company) shall continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Participant shall remain responsible to the Company for the payment of all withholding taxes incurred as a result of any exercise of such Award. In no event shall any permitted transfer of an Award create any right in any party in respect of any Award, other than the rights of the qualified transferee in respect of such Award specified in the related grant agreement.

14. CHANGE IN CONTROL.

(a) EFFECT ON GRANTS. The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the applicable grant agreement or by resolution adopted prior to the occurrence of the Change in Control, determine whether and to what extent outstanding Awards under the Plan shall be assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, whether such Awards shall be continued by the Company), in each case subject to equitable adjustments in accordance with Section 4(c) of the Plan.

(1)

To the extent outstanding Awards granted under this Plan are not assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are not continued by the Company) in accordance with this Section 14(a), then effective immediately prior to the Change in Control: (i) all Stock Options and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; (ii) all restrictions and conditions in respect of all Restricted Stock Grants then outstanding shall be deemed satisfied as of the date of the Change in Control; and (iii) all Performance Grants and Stock-Based Grants shall be deemed to have been fully earned, at the target amount of the award opportunity specified in the grant agreement, as of the date of the Change in Control.

(2)

To the extent outstanding Awards granted under this Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are continued by the Company) in accordance with this Section 14(a), then all Awards shall continue to vest during the applicable vesting period, if any, in accordance with their terms, subject to the immediately following sentence. In the event of a Severance (as defined below) of a Participant, and notwithstanding any other provision of the Plan or a grant agreement to the contrary (unless the grant agreement provides otherwise with specific reference to this Section): (i) all Stock Options and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Severance, whether or not then exercisable; (ii) all restrictions and conditions in respect of all Restricted Stock Grants then outstanding shall be deemed satisfied as of the date of the Severance; and (iii) all Performance Grants and Stock-Based Grants shall be deemed to have been fully earned, at the target amount of the award opportunity specified in the grant agreement, as of the date of the Severance.

(b) DEFINITIONS. As used in the Plan, the following terms shall have the following meanings (unless otherwise prescribed by the Committee in a grant agreement):

(1)	“Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

(2)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(3)

“Cause” means (i) the continued failure by the Participant to substantially perform the Participant’s duties with the Company or a Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), (ii) the engaging by the Participant in conduct which is demonstrably injurious to the Company, monetarily or otherwise, (iii) the Participant committing any felony or any crime involving fraud, breach of trust or misappropriation or (iv) any breach or violation of any agreement relating to the Participant’s employment with the Company or a Subsidiary where the Company or a Subsidiary, in its discretion, determines that such breach or violation materially and adversely affects the Company.

(4)	A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)

any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or similar privilege or right unless the security being so converted or pursuant to which such right was exercised was itself acquired directly from the Company) representing 20% or more of (A) the then outstanding shares of Common Stock of the Company or (B) the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii)

the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors (the “Incumbent Board”): individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, without limitation, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)

there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than a merger or consolidation pursuant to which (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation will continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) no Person will become the Beneficial Owner, directly or indirectly, of securities of the Company or such surviving entity or any parent thereof representing 20% or more of the outstanding shares of common stock or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such merger or consolidation) and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation (or any parent thereof) resulting from such merger or consolidation; or

(iv)

the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, (A) more than 50% of the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of which (or of any parent of such entity) is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, (B) in which (or in any parent of such entity) no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the outstanding shares of common stock resulting from such sale or disposition or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such sale or disposition) and (C) in which (or in any parent of such entity) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors.

(5)	“Effective Date” means the date set forth in Section 3(a) hereof.

(6)

“Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term, if any, under (i) The Goodyear Tire & Rubber Company Executive Severance and Change in Control Plan, as amended from time to time, or any successor plan, but only if he or she participates in that plan immediately prior to the Severance, or (ii) under The Goodyear Tire & Rubber Company Continuity Plan for Salaried Employees, as amended from time to time, or any successor plan, but only if he or she participates in that plan (and that plan defines “Good Reason” for purposes of his or her termination of employment) immediately prior to the Severance.

(7)

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(8)

“Severance” means from the date of a Change in Control until the second anniversary of the Change in Control, the termination of a Participant’s employment with the Company or a Subsidiary (i) by the Company or a Subsidiary, other than for Cause or pursuant to mandatory retirement policies of the Company or a Subsidiary that existed prior to the Change in Control or (ii) by the Participant for Good Reason, but only if he or she either participates in The Goodyear Tire & Rubber Company Executive Severance and Change in Control Plan, as amended from time to time, or any successor plan, or participates in The Goodyear Tire & Rubber Company Continuity Plan for Salaried Employees, as amended from time to time, or any successor plan (and that plan defines “Good Reason” for purposes of his or her termination of employment), immediately prior to the date of termination.

A Participant will not be considered to have incurred a Severance if his or her employment is discontinued by reason of the Participant’s death or a physical or mental condition causing such Participant’s inability to substantially perform his or her duties with the Company or a Subsidiary, including, without limitation, such condition entitling him or her to benefits under any sick pay or disability income policy or program of the Company or a Subsidiary.

15. AMENDMENT AND TERMINATION.

The Board of Directors may terminate the Plan at any time, except with respect to grants then outstanding. The Board of Directors may amend the Plan at any time and from time to time in such respects as the Board of Directors may deem necessary or appropriate without approval of the shareholders, unless such approval is necessary in order to comply with applicable laws, including the Exchange Act and the Code, or the rules and regulations of any securities exchange on which the Common Stock is listed. Subject to Section 4(c) hereof, in no event may the Board of Directors amend the Plan without the approval of the shareholders to (i) increase the maximum number of shares of Common Stock which may be issued pursuant to the Plan, (ii) reduce the minimum exercise price for Stock Options and Stock Appreciation Rights as set forth in the Plan, or (iii) change the restrictions on the repricing of Stock Options or Stock Appreciation Rights contained in the penultimate sentence of Sections 6(b) or 7(b) of the Plan.

Subject to provisions of Sections 6(b) and 7(b) hereof prohibiting repricing of Stock Options and Stock Appreciation Rights without shareholder approval, the Committee may amend the terms of any Award granted under the Plan prospectively or retroactively. Except as specifically provided otherwise herein, no amendment shall materially impair the rights of any Participant without his or her consent; provided, however, that the Committee may modify an Incentive Stock Option held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

16. MISCELLANEOUS.

(a) WITHHOLDING TAXES. All Awards under the Plan will be made subject to any applicable withholding for taxes of any kind. The Company shall have the right to deduct from any amount payable under the Plan, including delivery of shares of Common Stock to be made under the Plan, all federal, state, city, local or foreign taxes of any kind required by law to be withheld with respect to such payment and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If shares of Common Stock are used to satisfy withholding taxes, the Company shall (i) value such shares for tax purposes as of the date when the withholding liability arises, and (ii) calculate the withholding taxes using the applicable minimum statutory withholding rates, or in the Company’s sole discretion, using a higher rate that does not exceed the maximum statutory individual tax rate in the jurisdiction(s) applicable to the Participant. The Company shall have the right to require a Participant to pay cash to satisfy withholding taxes as a condition to the payment of any amount (whether in cash or shares of Common Stock) under the Plan.

(b) SUBSTITUTE AWARDS FOR AWARDS GRANTED BY OTHER ENTITIES. Substitute Awards may be granted under the Plan for grants or awards held by employees of a company or entity who become Employees as a result of the acquisition, merger or consolidation of the employer company by or with the Company or a Subsidiary. Except as otherwise provided by applicable law and notwithstanding anything in the Plan to the contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by this Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of the grants or awards in substitution for which they are granted.

(c) NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan nor the grant of any Award shall confer upon any Employee any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Employee at any time, with or without cause.

(d) UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(e) PAYMENTS TO TRUST. The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

(f) ENGAGING IN COMPETITION WITH COMPANY. To the extent permitted under applicable law, in the event that a Participant’s employment with the Company or a Subsidiary terminates for any reason whatsoever (whether voluntarily or involuntarily), and within eighteen (18) months after the date thereof the Participant accepts employment with any competitor of, or otherwise engages in competition with, the Company, the Committee, in its sole discretion, may require such Participant to return, or (if not received) to forfeit, to the Company the economic value of any Award which is realized or obtained (measured at the date of exercise, vesting or payment) by such Participant (i) at any time after the date which is six months prior to the date of such termination of the Participant’s employment with the Company or a Subsidiary or (ii) during such other period as the Committee may determine.

(g) COMPENSATION RECOVERY POLICY. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy maintained by the Company from time to time, including without limitation The Goodyear Tire & Rubber Company Compensation Recovery Policy, as amended, supplemented or replaced from time to time, whether or not such policy was in place or effective at the time of grant of the Award.

(h) OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any pension or other employee benefit plan or similar arrangement provided by the Company or any Subsidiary, unless (i) expressly so provided by such other plan or arrangement or (ii) the Committee expressly determines that an Award or a portion thereof should be included as recurring compensation. Nothing contained in the Plan shall prohibit the Company or any Subsidiary from establishing other special awards, incentive compensation plans, compensation programs and other similar arrangements providing for the payment of performance, incentive or other compensation to Employees or Directors. Payments and benefits provided to any Employee or Director under any other plan, including, without limitation, any stock option, stock award, restricted stock, deferred compensation, savings, retirement or other benefit plan or arrangement, shall be governed solely by the terms of such other plan.

(i) SECURITIES LAW RESTRICTIONS. In no event shall the Company be obligated to issue or deliver any shares of Common Stock if such issuance or delivery shall constitute a violation of any provisions of any law or regulation of any governmental authority or securities exchange on which the Common Stock is listed. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable federal and state securities laws and regulations and all requirements of any securities exchange on which the Common Stock is listed.

(j) GRANT AGREEMENTS. Each grant of an Award under the Plan shall be evidenced by a grant agreement, in a form specified by the Committee, which shall set forth the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion, determine consistent with this Plan. A grant agreement may be in an electronic medium, may be limited to a notation on the books and records of the Company and, unless determined otherwise by the Committee, need not be signed by a representative of the Company or a Participant.

(k) FOREIGN EMPLOYEES. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to applicable laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of applicable laws of other countries in which the Company or its Subsidiaries operate or have employees.

(l) SEVERABILITY. In the event any provision of the Plan shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of the Plan.

(m) GOVERNING LAW. The Plan and each Award granted under the Plan shall be governed by and construed in accordance with the laws of the State of Ohio, without references to principles of conflicts of laws. By accepting an Award hereunder, the Company and each Participant irrevocably submit to the exclusive jurisdiction of the state and federal courts of the State of Ohio, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Plan or an Award shall be brought in either the Common Pleas Court of Summit County, Ohio, or the United States District Court for the Northern District of Ohio.

(n) COMPLIANCE WITH SECTION 409A OF THE CODE. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the grant agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any grant agreement (unless the grant agreement provides otherwise with specific reference to this Section), an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Company, its Subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

Notwithstanding anything in the Plan or any Award agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

Notwithstanding anything in the Plan or any Award agreement to the contrary, unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award that would otherwise be considered “deferred compensation” subject to Section 409A of the Code would be accelerated upon the occurrence of (i) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (ii) a disability, no such acceleration shall be permitted unless the disability also satisfies the definition of “disability” pursuant to Section 409A of the Code.